EXHIBIT 99.1

Kohlberg Capital Corporation Reports 2007 Financial Results

NEW YORK, March 10, 2008 (PRIME NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) ("Kohlberg Capital") today announced its financial results for the fourth quarter and full year 2007.

Financial Highlights

 * Net investment income and realized gains of approximately
   $25.3 million or $1.41 per share for the year and approximately
   $7.2 million or $0.40 per share for the three months ended
   December 31, 2007;

 * Net unrealized gain on investments of approximately $0.9 million or
   $0.05 per share for the year and net unrealized loss of
   approximately $7.2 million or $0.40 per share for the three months ended December 31, 2007, due primarily to lower market values of certain investments held in the Company's portfolio as a result of current conditions in the credit markets;

 * Net asset value per share of $14.38 at December 31, 2007, as compared to $14.29 at December 31, 2006; and

 * The Company declared a fourth quarter dividend of $0.39 per share which was paid on January 24, 2008.

Net Asset Value

Kohlberg Capital's net asset value ("NAV") per share was $14.38 and $14.29 as of December 31, 2007 and December 31, 2006, respectively. As the Company must report its assets at fair value for each reporting period, NAV also represents the amount of stockholder's equity per share for the reporting period. The Company's NAV is comprised of assets less debt and other liabilities:

                         December 31, 2007        December 31, 2006
                      -----------------------  -----------------------
                       Fair Value   per Share   Fair Value   per Share
                      ------------  ---------  ------------  ---------
 Investments at fair
  value:
  Investments in debt
   securities         $410,954,082  $   22.81  $190,767,384  $   10.63
  Investments in CLO
   Fund securities      31,020,000       1.72    20,870,000       1.16
  Investments in
   equity securities     4,752,250       0.27            --         --
  Affiliate
   investments          58,585,360       3.25    37,574,995       2.09
 Cash and cash
  equivalents           12,088,529       0.67    32,404,493       1.81
 Other assets           15,741,738       0.87       758,975       0.04
                      ------------  ---------  ------------  ---------
 Total Assets         $533,141,959  $   29.59  $282,375,847  $   15.73

 Borrowings           $255,000,000  $   14.15  $         --  $      --
 Other liabilities      19,073,795       1.06    25,975,424       1.44
                      ------------  ---------  ------------  ---------
 Total Liabilities    $274,073,795  $   15.21  $ 25,975,424  $    1.44
                      ------------  ---------  ------------  ---------
 NET ASSET VALUE      $259,068,164  $   14.38  $256,400,423  $   14.29
                      ============  =========  ============  =========

Investment Portfolio Summary Attributes as of and for the Year Ended December 31, 2007

Our investment portfolio generates net investment income which is generally used to fund our dividend. Our investment portfolio consists of three primary components: debt securities, CLO Fund securities and our investment in our wholly owned asset manager, Katonah Debt Advisors. We also have investments in equity securities of approximately $5 million, which comprises approximately 1% of our investment portfolio. Below are summary attributes for each of our primary investment portfolio components as of and for the year ended December 31, 2007:

 Debt Securities

 * represent approximately 81% of total investment portfolio;
 * represent credit instruments issued by corporate borrowers;
 * no asset-backed securities such as those secured by commercial mortgages or residential mortgages and no consumer borrowings;
 * primarily senior secured and junior secured loans (63% and 28%
   respectively);
 * spread across 26 different industries and 91 different entities;
 * average balance per investment of approximately $5 million;
 * all investments current on their debt service obligations;
 * weighted average interest rate of 9.5%.

 CLO Fund Securities (as of last monthly trustee report prior to
 December 31, 2007unless otherwise specified)

 * represent approximately 6% of total investment portfolio at
   December 31, 2007;
 * represent investments in subordinated debt or equity securities issued by CLO Funds;
 * all CLO Funds invest primarily in credit instruments issued by corporate borrowers;
 * no asset-backed securities such as those secured by commercial mortgages or residential mortgages and no consumer borrowings;
 * all CLO Funds have made all required cash payments to all classes of investors;
 * No ratings downgrades - all CLO Funds have maintained their original issue credit ratings on all rated classes of securities;
 * eight different CLO Fund securities; four of such CLO Funds are managed by Katonah Debt Advisors;
 * provided a 28% cash return on investment during 2007.

 Katonah Debt Advisors

 * represents approximately 12% of total investment portfolio;
 * represents our 100% ownership of the equity interest of a profitable CLO Fund manager focused on corporate credit investing;
 * Katonah Debt Advisors has approximately $2.1 billion of assets under management;
 * receives contractual and recurring asset management fees based on par value of managed investments;
 * typically receives a one-time structuring fee upon completion of a new CLO Fund;
 * may receive an incentive fee upon liquidation of a CLO Fund provided that the CLO Fund achieves a minimum designated return on investment;
 * the net income of Katonah Debt Advisors is recognized as affiliate income on our income statement;
 * dividends received on our 100% equity interest are an additional source of income to pay our dividend.

Operating Results

For the year ended December 31, 2007, Kohlberg Capital reported net investment income and realized gains (excluding net unrealized losses) of $25.3 million or $1.41 per share. The net investment income for the year reflects increased interest income from the growth of Kohlberg Capital's investment portfolio from $249.2 million at the beginning of the year to $505.3 million at year end. The year ended December 31, 2007 was the Company's first full year of operations since its initial public offering ("IPO") on December 11, 2006. For the quarter ended December 31, 2007, Kohlberg Capital reported net investment income and realized gains (excluding net unrealized losses) of $7.2 million or $0.40 per share.

For the year ended December 31, 2007, the net increase in stockholders' equity resulting from operations was $26.1 million or $1.45 per share. Net unrealized gains on investments totaled approximately $0.9 million for the year. The net unrealized gain for the year was the result of (i) the decrease in market value of the Company's corporate loan and equity securities portfolio by $12.8 million, (ii) a $5.0 million decrease in the value of investments in collateralized loan obligation funds ("CLO Funds"), and (iii) a $18.7 million increase in the value of the Company's investment in Katonah Debt Advisors, its wholly-owned portfolio company.

For the quarter ended December 31, 2007, the net decrease in stockholders' equity resulting from operations was approximately $64,000 inclusive of an unrealized loss on investments of approximately $7.2 million. The net unrealized loss for the quarter was the result of (i) the decrease in market value of the Company's corporate loan and equity securities portfolio by $4.9 million, (ii) a $2.3 million decrease in the value of investments in collateralized loan obligation funds ("CLO Funds"), and (iii) a slight increase in the value of the Company's investment in Katonah Debt Advisors, its wholly-owned portfolio company.

The decrease in value of the Company's investments in corporate loans and on its CLO Fund securities during the year and for the fourth quarter was due primarily to the general decrease in the trading value of such assets as a result of current conditions in the credit markets. As of December 31, 2007, all loans held on the Company's balance sheet remained current on their interest and principal payments, and all of the CLO Funds in which the Company holds investments maintained their original issue credit ratings on all rated classes of their securities and were continuing to make cash payments to all classes of investors.

The increase in value of Katonah Debt Advisors during the year was the result of an approximately 50% increase in assets under management to approximately $2.1 billion from $1.4 billion at the beginning of the year. Katonah Debt Advisors is an asset management company that manages CLO Funds for which it receives a recurring management fee stream. The annual management fees which Katonah Debt Advisors receives are generally based on a fixed percentage of the par value of assets under management and are recurring in nature for the term of the CLO Fund so long as Katonah Debt Advisors manages the fund. As a result, the annual management fees earned by Katonah Debt Advisors are not subject to market value fluctuations in the underlying collateral. The CLO Funds managed by Katonah Debt Advisors invest almost exclusively in corporate term loans, high-yield corporate bonds and other corporate credit instruments and do not invest in asset-backed securities such as those secured by commercial mortgages, residential mortgages or other consumer borrowings.

Dayl Pearson, CEO and President, commented, "Despite a challenging credit and economic environment in the fourth quarter, we are pleased with the quality of our portfolio and our ability to continue to add relatively low risk, first lien assets at attractive spreads."

Portfolio

Kohlberg Capital's portfolio investments at fair value increased $256.1 million during the year to $505.3 million as of December 31, 2007. The net increase in portfolio size was funded primarily with borrowings under the Company's credit facility.

The following table shows the Company's portfolio by security type at December 31, 2007 and December 31, 2006:

                                             December 31, 2007
                                     ---------------------------------
 Security Type                           Cost       Fair Value    %(1)
                                     ------------  ------------  -----
 Senior Secured Loan                 $265,390,844  $260,138,674   51.5%
 Junior Secured Loan                  120,620,715   113,259,293   22.4
 Mezzanine Investment                  32,418,975    33,066,115    6.5
 Senior Subordinated Bond               3,009,230     2,490,000    0.5
 Senior Unsecured Bond                  2,000,000     2,000,000    0.4
 CLO Fund Securities                   36,061,264    31,020,000    6.1
 Equity Securities                      5,043,950     4,752,250    1.0
 Asset Management Company              35,580,139    58,510,360   11.6
 Other Affiliates                          75,000        75,000    0.0
                                     ------------  ------------  -----

   Total                             $500,200,117  $505,311,692  100.0%
                                     ============  ============  =====

                                             December 31, 2006
                                     ---------------------------------
 Security Type                           Cost       Fair Value    %(1)
                                     ------------  ------------  -----
 Senior Secured Loan                 $163,313,492  $163,313,492   65.5%
 Junior Secured Loan                   27,453,892    27,453,892   11.0
 Mezzanine Investment                          --            --     --
 Senior Subordinated Bond                      --            --     --
 Senior Unsecured Bond                         --            --     --
 CLO Fund Securities                   20,870,000    20,870,000    8.4
 Equity Securities                             --            --     --
 Asset Management Company              33,394,995    37,574,995   15.1
 Other Affiliates                              --            --     --
                                     ------------  ------------  -----

   Total                             $245,032,379  $249,212,379  100.0%
                                     ============  ============  =====

 (1) Represents percentage of percentage of total portfolio at fair value.

The average yield on the Company's loan and bond portfolio at December 31, 2007 was approximately 9.5%. The average annual cash yield on the Company's CLO Fund securities at December 31, 2007 was approximately 28%.

The investment portfolio (excluding the Company's investment in Katonah Debt Advisors and CLO Fund securities) at year end was well-diversified across 26 different industries and 91 different entities with an average balance per investment of $4.5 million and with the ten largest positions representing approximately 17% of the total fair value of investments.

Investment in CLO Fund Securities

During 2007, the Company's investment in CLO Fund securities at fair value increased by $10.2 million to $31.0 million. This increase was due to an investment of $10.8 million in subordinated securities issued by a CLO Fund raised by Katonah Debt Advisors during the year and an investment of $4.4 million in subordinated securities issued by a CLO Fund of a third party asset manager and offset in part by $5.0 million of unrealized losses based on the value of the Company's other CLO investments at year end. The CLO Funds managed by Katonah Debt Advisors invest primarily in non-investment grade broadly syndicated loans, high-yield bonds and other credit instruments of corporate issuers. The underlying assets in each of the CLO Funds in which we have any investment are generally diversified senior secured corporate debt and exclude mortgage pools or mortgage securities (residential mortgage bonds, commercial mortgage backed securities, or related asset backed securities) and debt to companies providing mortgage lending and emerging markets investments.

The securities issued by CLO Funds managed by Katonah Debt Advisors are primarily held by third parties. The Company typically makes a minority investment in the most junior classes of securities of CLO Funds raised and managed by Katonah Debt Advisors and may selectively invest in securities issued by CLO Funds managed by other asset management companies. Our CLO Investments are carried at fair value, which is primarily based on a discounted cash flow model that utilizes prepayment and loss assumptions based on historical experience and projected performance, economic factors, the characteristics of the underlying cash flow and comparable yields for similar bonds and preferred shares/income notes, when available. We determine the fair value of our CLO Investments on an individual security-by-security basis. At December 31, 2007, all of the CLO Funds in which the Company held investments were not in default, have maintained their original issue credit ratings on all of their rated classes of issued securities, and continue to make cash distributions to all holders of their securities.

Katonah Debt Advisors

At December 31, 2007, Kohlberg Capital's investment in its wholly owned portfolio company, Katonah Debt Advisors, was approximately $59.0 million. For the year ended December 31, 2007, Katonah Debt Advisors had GAAP net income of approximately $2.8 million. The net income of Katonah Debt Advisors is included in the GAAP income of Kohlberg Capital Corporation. For purposes of calculating distributable tax income, only cash distributions of Katonah Debt Advisors' current or accumulated undistributed net income to Kohlberg Capital are included.

CLO Funds managed by Katonah Debt Advisors invest almost exclusively in corporate term loans and bonds and do not invest in asset-backed securities such as those secured by residential mortgages or other consumer borrowings. Katonah Debt Advisors' assets under management at December 31, 2007 totaled approximately $2.1 billion, an increase of $700 million from $1.4 billion of assets under management at December 31, 2006. As a manager of the CLO Funds, Katonah Debt Advisors receives contractual and recurring management fees. Katonah Debt Advisors also typically receives one-time structuring fees upon the creation of a new CLO Fund and may also receive one-time incentive fees upon the liquidation of a CLO Fund which typically occurs four to nine years after its formation. As an asset manager of CLO Funds, Katonah Debt Advisors makes no investment in the funds it manages and thus Katonah Debt Advisors' valuation is not dependent on the market valuation of the CLO Funds it manages.

In May 2007, Katonah Debt Advisors completed its fourth CLO Fund and received a one-time structuring fee of $1 million at closing. As with other CLO funds that it manages, Katonah Debt Advisors will receive annual management fees paid quarterly. At the completion of this CLO Fund, Kohlberg Capital made a $4.8 million minority equity investment in the subordinated securities of the CLO Fund. During the third quarter of 2007, Kohlberg Capital made an additional investment of $5.8 million in this CLO Fund. In December, 2007, Katonah Debt Advisors priced its fifth CLO Fund which closed in January 2008. Katonah Debt Advisors currently is accumulating assets for two additional CLO Funds which it expects to complete by the end of 2008.

Other

Liquidity and Capital Resources. At December 31, 2007, Kohlberg Capital had cash and cash equivalents of $12.1 million, total assets of $533.1 million and stockholders' equity of $259.1 million. The Company's net asset value per common share was $14.38. Debt outstanding at December 31, 2007 was $255 million under a $275 million securitization revolving credit facility -- equal to 48% of total assets (with 2:1 asset coverage). Total liquidity, equal to cash plus potential borrowings available under the revolving credit facility, was $32.1 million at December 31, 2007.

Valuation of Portfolio Investments. Kohlberg Capital's Board of Directors is ultimately and solely responsible for determining the fair value of portfolio investments on a quarterly basis in good faith. Duff & Phelps, LLC, an independent valuation firm, provided third party valuation consulting services to the Company's Board of Directors which consisted of certain limited procedures that the Company's Board of Directors identified and requested them to perform. For the year ended December 31, 2007, the Company's Board of Directors asked Duff & Phelps, LLC to perform the limited procedures on nineteen investments comprising approximately 39% of the total investments at fair value for which market quotations are not readily available. Upon completion of the limited procedures, Duff & Phelps, LLC concluded that the fair value of those investments subjected to the limited procedures did not appear to be unreasonable.

Investment in CLO Fund Securities. At December 31, 2007, Kohlberg Capital had CLO Fund securities valued at $31.0 million in eight different CLO Funds. It is the Company's intention that its aggregate CLO Investments not exceed 10% of the Company's total investment portfolio. As of December 31, 2007, CLO Investments represent approximately 6.1% of the Company's investment portfolio.

Goodwill Amortization. As a result of goodwill resulting from the purchase of Katonah Debt Advisors by Kohlberg Capital prior to the IPO, approximately $32 million in goodwill was recognized for tax purposes only. Approximately $2 million of goodwill amortization per annum reduces the taxable income, but not the GAAP income, of Katonah Debt Advisors. Any distributions of the taxable income of Katonah Debt Advisors to Kohlberg Capital will thus become a component of Kohlberg Capital's distributable income.

Distributable Income. Generally, at least 90% of Kohlberg Capital's taxable income must be paid as a dividend to shareholders in order to maintain its status as a non-taxable, pass-through entity. Kohlberg Capital's distributable tax income is generally its GAAP net investment income (as adjusted for tax differences) plus any taxable income distributions (after amortization of tax goodwill) from Katonah Debt Advisors. As a result, the amount of our declared dividends, as evaluated by management and approved by our board of directors, is based on our evaluation of both distributable income for tax purposes and GAAP net investment income (which excludes unrealized gains and losses) and may result in a dividend amount that exceeds our distributable tax income but not our GAAP net investment income.

Dividends

Generally, we seek to fund our dividend from GAAP current earnings, primarily from net interest and dividend income generated by our investment portfolio and without a return of capital or a high reliance on realized capital gains. The following table sets forth the dividends declared by us since our initial public offering, which represent an amount equal to our estimated net investment company income for the specified quarter plus a portion of the undistributed amount of 2006 net investment company income:

                                     Declaration    Record      Pay
                           Dividend      Date        Date       Date
                           --------  ------------  --------   --------
 2007:
   Fourth quarter          $   0.39    12/14/07    12/24/07    1/24/08
   Third quarter               0.37     9/24/07    10/10/07   10/26/07
   Second quarter              0.35      6/8/07      7/9/07    7/23/07
   First quarter               0.29     3/13/07      4/6/07    4/17/07
                           --------
     Total declared for
      2007                 $   1.40
                           ========

Conference Call

Kohlberg Capital will hold a conference call on Monday, March 10, 2008 at 9:00 a.m. Eastern Daylight Time to discuss its third quarter 2007 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast. The conference call dial-in number is 1-877-397-0300.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kohlbergcapital.com in the Investor Relations section under Events. Please allow extra time, prior to the call, to visit the site and test your connection or download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available after 7pm ET for approximately 30 days on our website in the Investor Relations section under Events. The replay dial in numbers are as follows, Replay telephone numbers: 1-888-203-1112 or 1-719-457-0820; Replay Passcode: 2490598.

About Kohlberg Capital Corporation (KCAP):

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments. Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3121

Safe Harbor Statement Under the Private Securities Litigation reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

                     KOHLBERG CAPITAL CORPORATION

                            BALANCE SHEETS

                                                  December 31,
                                          ----------------------------
                                              2007            2006
                                          -------------  -------------
 ASSETS
 Investments at fair value:
  Investments in debt securities (cost:
   2007 - $423,439,764; 2006 -
   $190,767,384)                          $ 410,954,082  $ 190,767,384
  Investments in CLO fund securities
   (cost: 2007 - $36,061,264; 2006 -
   $20,870,000)                              31,020,000     20,870,000
  Investments in equity securities
   (cost: 2007 - $5,043,950; 2006 - $0)       4,752,250             --
  Affiliate investments (cost: 2007 -
   $35,655,139; 2006 - $33,394,995)          58,585,360     37,574,995
                                          -------------  -------------
  Total investments at fair value           505,311,692    249,212,379
 Cash and cash equivalents                   12,088,529     32,404,493
 Restricted cash                              7,114,364             --
 Interest and dividends receivable            5,592,637        602,085
 Due from affiliates                            540,773             --
 Other assets                                 2,493,964        156,890
                                          -------------  -------------
 Total assets                             $ 533,141,959  $ 282,375,847
                                          =============  =============

 LIABILITIES
 Borrowings (none maturing within one
  year)                                     255,000,000             --
 Payable for open trades                      5,905,000     24,183,044
 Accounts payable and accrued expenses        6,141,892      1,704,548
 Due to affiliates                                   --         87,832
 Dividend payable                             7,026,903             --
                                          -------------  -------------
 Total liabilities                        $ 274,073,795  $  25,975,424
                                          -------------  -------------

 Commitments and contingencies

 STOCKHOLDERS' EQUITY
 Common stock, par value $.01 per share,
  100,000,000 common shares authorized;
  18,017,699 and 17,946,333 common shares
  issued and outstanding at December 31,
  2007 and December 31, 2006,
  respectively                                  180,177        179,463
 Capital in excess of par value             253,253,152    251,550,420
 Undistributed net investment income            523,260        416,753
 Undistributed net realized gains                    --          1,077
 Net unrealized appreciation on
  investments                                 5,111,575      4,252,710
                                          -------------  -------------
 Total stockholders' equity                 259,068,164    256,400,423
                                          -------------  -------------
 Total liabilities and stockholders'
  equity                                  $ 533,141,959  $ 282,375,847
                                          =============  =============

 NET ASSET VALUE PER SHARE                $       14.38  $       14.29
                                          =============  =============

                    KOHLBERG CAPITAL CORPORATION

                      STATEMENTS OF OPERATIONS

                                                        For the Period
                                                          December 11,
                                                             2006
                                          For the Year    (inception)
                                             Ended          through
                                           December 31,   December 31,
                                              2007            2006
                                          -------------  -------------
 Investment Income:
  Interest from investments in debt
   securities                             $  29,606,231  $     572,065
  Interest from cash and cash equivalents       552,509        132,841
  Dividends from investments in CLO fund
   securities                                 7,060,973        405,203
  Net income (loss) allocation from
   affiliate                                  2,757,854        (72,710)
  Capital structuring service fees              759,301         41,794
                                          -------------  -------------
   Total investment income                   40,736,868      1,079,193
                                          -------------  -------------

 Expenses:
  Interest and amortization of debt
   issuance costs                             7,229,597             --
  Compensation                                4,104,761        175,186
  Professional fees                           2,887,515        371,624
  Insurance                                     174,647         12,821
  Organizational expenses                            --         40,000
  Administrative and other                    1,323,545         41,647
                                          -------------  -------------
   Total expenses                            15,720,065        641,278
                                          -------------  -------------
 Net Investment Income before Income Tax
  Expense                                    25,016,803        437,915
  Excise taxes                                       --        (21,162)
                                          -------------  -------------
 Net Investment Income                       25,016,803        416,753
 Realized And Unrealized Gains (Losses)
  On Investments:
  Net realized gains from investment
   transactions                                 266,317          1,077
  Net change in unrealized losses on debt
   securities                               (12,485,682)            --
  Net change in unrealized gains on
   equity securities                           (291,700)            --
  Net change in unrealized gains on
   affiliate investments                     18,677,511      4,252,710
  Net change in unrealized losses on CLO
   fund securities                           (5,041,264)            --
                                          -------------  -------------
   Net realized and unrealized gain on
    investments                               1,125,182      4,253,787
                                          -------------  -------------
 Net Increase (Decrease) In Stockholders'
  Equity Resulting From Operations        $  26,141,985  $   4,670,540
                                          =============  =============

 Earnings Per Common Share -- Basic and
  Diluted                                 $        1.45  $        0.26
 Net Investment Income Per Common Share
  -- Basic and Diluted                    $        1.39  $        0.02
 Net Investment Income and Net Realized
  Gains Per Common Share -- Basic and
  Diluted                                 $        1.41  $        0.26
 Weighted Average Shares Of Common Stock
  Outstanding -- Basic and Diluted           17,977,348     17,946,333

KCAP-G

CONTACT:  Kohlberg Capital Corporation
          Investor Relations
          Denise Rodriguez
          (212) 455-8300
          info@kohlbergcapital.com